Member Conference Call Third Quarter 2021 Nov. 2, 2021 Exhibit 99.1

Agenda State of FHLBank Pittsburgh Winthrop Watson, President and Chief Executive Officer Financial Review Ted Weller, Chief Accounting Officer Performance Highlights and Outlook, Business Update David Paulson, Chief Operating Officer Closing Remarks and Member Questions Winthrop Watson

Statements contained in this document, including statements describing the objectives, projections, estimates, or predictions of the future of the Federal Home Loan Bank of Pittsburgh (FHLBank), may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. FHLBank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments, including, but not limited to, the possible discontinuance of the London Interbank Offered Rate (LIBOR) and the related effect on FHLBank’s LIBOR-based financial products, investments and contracts; the occurrence of man-made or natural disasters, endemics, global pandemics, conflicts or terrorist attacks or other geopolitical events; political, legislative, regulatory, litigation, or judicial events or actions; risks related to mortgage-backed securities (MBS); changes in the assumptions used to estimate credit losses; changes in FHLBank’s capital structure; changes in FHLBank’s capital requirements; changes in expectations regarding FHLBank’s payment of dividends; membership changes; changes in the demand by FHLBank members for FHLBank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for FHLBank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the Federal Home Loan Bank (FHLBank) System’s debt rating or FHLBank’s rating; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; applicable FHLBank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; FHLBank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology and cyber-security risks; and timing and volume of market activity. This presentation is not intended as a full business or financial review and should be viewed in the context of all other information, including, but not limited to, additional risk factors, made available by FHLBank in its filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and FHLBank has no obligation, and does not undertake publicly, to update, revise or correct any forward-looking statement for any reason. Cautionary Statement Regarding Forward-Looking Information

State of FHLBank Pittsburgh Financial performance in line with business activity: Advance levels continued to decline Letter of credit volume increased, particularly with member seasonal municipal deposit inflows Mortgage Partnership Finance® Program volume has remained consistent Dividend rate consistent from previous quarter: 5.25% annualized on activity stock 1.25% annualized on membership stock The Bank’s capital position remains strong Continued focused on serving our membership “Mortgage Partnership Finance” is a registered trademark of the Federal Home Loan Bank of Chicago.

Financial Review

Financial Highlights – Statement of Income (in millions)

Financial Highlights – Selected Balance Sheet (in millions) (in millions)

Capital Requirements

Performance Highlights and Outlook

3Q Business and Operating Environment Advances declined to $13.0 billion Letter of credit (LC) balances were $20.4 billion Mortgage Partnership Finance (MPF®) Program portfolio totaled $4.8 billion; year-to-date fundings of $1.12 billion $2.6 million set aside for the Affordable Housing Program “MPF” is a registered trademark of the Federal Home Loan Bank of Chicago.

Credit Product Trends Advances (Par) Letters of Credit MPF Program (Par)

Looking Forward Operating environment may continue to be impacted by: Low interest rates Low member advance demand Mortgage-backed security and MPF Program paydowns Future dividends are subject to market conditions and FHLBank's results of operation: The Q4 dividend, which is typically paid in February of the following year, might be lower We will continue to communicate dividend expectations The above reflects forward-looking information based on management’s expectations regarding economic and market conditions and the Bank’s financial condition and operating results. Refer to Cautionary-Statement Regarding Forward-Looking Information on slide 3 of this presentation.

Historical Dividend Rate and Spread to Fed Funds

Business Updates and Milestones Director election balloting phase closes at 5 p.m. on Nov. 10 3Q Qualifying Collateral Report (QCR) due on Nov. 15 Planned MPF Program special in 4Q Community Investment product availability: Affordable Housing Program (AHP) funding round closed Aug. 10 Project awards to be announced on Dec. 16 Projects not selected can receive technical assistance in 1Q 2022 Community Lending Program (CLP) advance activity remains available Home4Good (H4G) Member Co-Applicant Forms must be submitted by: Nov. 12 for Delaware Dec. 10 for Pennsylvania and West Virginia

eNotes Update Residential mortgage eNotes are accepted as eligible collateral Visit the eNote resources page on our website for guidance Closed-end home equity loans are in-progress as next eligible eNote loan type Members have expressed interest in pledging commercial real estate eNotes as eligible collateral: Evaluating potential options No readily available industry solution Several obstacles to overcome prior to acceptance

Member Questions

Contact Us Business Development Managers Jeff Acquafondata (MPF Program) jeffa@fhlb-pgh.com Fred Bañuelos (Community Investment) fred.banuelos@fhlb-pgh.com Fred Duncan fred.duncan@fhlb-pgh.com Bill McGettigan william.mcgettigan@fhlb-pgh.com Vince Moye vincent.moye@fhlb-pgh.com Tom Westerlund tom.westerlund@fhlb-pgh.com Leadership Winthrop Watson winthrop.watson@fhlb-pgh.com Dave Paulson david.paulson@fhlb-pgh.com Mark Evanco mark.evanco@fhlb-pgh.com www.fhlb-pgh.com @FHLBankPgh FHLBank Pittsburgh Member Services (8 a.m. to 5 p.m., Monday through Friday) 800-288-3400, option 2, or member.services@fhlb-pgh.com